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EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41074, 33-62181, 33-60479, 333-93801, 333-85509,
and 333-59198) and Form S-3 (No. 333-44848) of Tech Data Corporation of our report dated July 5, 2001 appearing on page 1 of this Form 11-K.

/s/ Spence, Marston, Bunch, Morris & Co.
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Spence, Marston, Bunch, Morris & Co.
July 13, 2001